                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(D) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 17, 2001



                                 aaiPharma Inc.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                       0-21185                 04-2687849
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)



                           2320 Scientific Park Drive
                        Wilmington, North Carolina 28405
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (910) 254-7000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
              -----------------------------------------------------
              (Former name or address, if changed from last report)

Preliminary Note.

         This Amendment No. 2 of Form 8-K/A amends our Current Report on Form 8-K (the "Report") filed with the Securities and Exchange Commission on
January 24, 2002 to report our acquisition, through our wholly owned subsidiary, NeoSan Pharmaceuticals Inc., of the rights and related intangibles associated with the M.V.I. and Aquasol branded products (the "M.V.I. Product Line") from AstraZeneca AB ("AstraZeneca") on August 17, 2001 and our acquisition through NeoSan of the rights and related intangibles associated with the Brethine branded products from Novartis Pharmaceuticals Corporation and Novartis Corporation on December 13, 2001. This amendment includes financial statements for the M.V.I. Product Line, and related pro forma financial information, which we had omitted from the Report. The financial statements for the M.V.I. Product Line included in this Amendment do not include the full financial statements required by Rule 3-05 of Regulation S-X. The M.V.I. Product Line did not represent a stand-alone entity prior to our acquisition. No separate, audited financial statements of the M.V.I. Product Line had been prepared prior to our acquisition and AstraZeneca did not maintain the distinct and separate accounts necessary to present full financial statements for the respective product line. As a result, it is impracticable for us to provide full audited financial statements for the M.V.I. Product Line. Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used by AstraZeneca to record and account for cash transactions were not designed to track asset and liability receipts and payments on a product specific basis. Given these constraints, and the fact that only certain net assets of the M.V.I. Product Line were acquired, it is impractical to prepare statements of financial position and cash flows, or to provide other information regarding operating, investing and financing cash flows. In addition, due to multiple changes in financial and reporting platforms of the entities that owned the M.V.I. Product Line prior to our acquisition, it is impracticable to present any financial statements for periods prior to January 1, 1999. Accordingly, the financial statements of the M.V.I. Product Line included in this amendment, which omit information for the year ended December 31, 1998, do not cover all periods required by Rule 3-05 of Regulation S-X.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements

             The Multivitamins Product Line (A Product Line of AstraZeneca LP)

                 Report of Independent Auditors......................................................     F-1

                 Statements of Revenues and Direct Expenses For the Period
                      from January 1, 2001 to August 17, 2001 and the Years
                      Ended December 31, 2000 and 1999................................................    F-2

                 Notes to Statements of Revenues and Direct Expenses..................................    F-4

         (b) Pro Forma Financial Information


                  Unaudited Pro Forma Consolidated Financial Statements

                      aaiPharma Inc. Unaudited Pro Forma Consolidated Balance Sheet
                           at June 30, 2001...........................................................     F-9

                      Notes to Unaudited Pro Forma Consolidated Balance Sheet.........................    F-10

                      aaiPharma Inc. Unaudited Pro Forma Consolidated Statement of
                           Operations for the Year Ended December 31, 2000............................    F-11

                      aaiPharma Inc. Unaudited Pro Forma Consolidated Statement of
                           Operations for the Six Months Ended June 30, 2001..........................    F-12

                      Notes to Unaudited Pro Forma Consolidated Statements of
                           Operations.................................................................    F-13


         (c) Exhibits

               Exhibit 2.1 Asset Purchase Agreement dated as of July 25, 2001 between NeoSan Pharmaceuticals Inc., a wholly owned subsidiary of aaiPharma Inc. (the "Company"), and AstraZeneca AB (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001).

               Exhibit 2.2 Interim Supply Agreement dated as of August 17, 2001 between NeoSan Pharmaceuticals Inc. and AstraZeneca LP (incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated January 24, 2002).

               Exhibit 2.3 Asset Purchase Agreement dated as of December 13, 2001 between NeoSan Pharmaceuticals Inc., a wholly owned subsidiary of the Company, Novartis Pharmaceuticals Corporation and Novartis Corporation (incorporated herein by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K dated January 24, 2002).

               Exhibit 2.4 Interim Supply Agreement dated as of December 13, 2001 between NeoSan Pharmaceuticals Inc., a wholly owned subsidiary of the Company, and Novartis Pharmaceuticals Corporation (incorporated herein by reference to Exhibit 2.4 to the Company's Current Report on Form 8-K dated January 24,
                              2002).

               Exhibit 23.2   Consent of KPMG LLP

(a) Financial Statements




                          INDEPENDENT AUDITORS' REPORT



To the Partners of
AstraZeneca LP:

We have audited the accompanying statements of revenues and direct expenses for the period from January 1, 2001 to August 17, 2001 and the years ended December 31, 2000 and 1999 of the Multivitamins Product Line of AstraZeneca LP (AZLP), an indirect wholly-owned subsidiary of AstraZeneca plc (AstraZeneca). These financial statements are the responsibility of AZLP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the revenues and direct expenses of the Multivitamins Product Line pursuant to the Asset Purchase Agreement, dated July 25, 2001 between NeoSan Pharmaceuticals Inc., a subsidiary of aaiPharma, and AstraZeneca, and are not intended to be a complete presentation of the Multivitamin Product Line financial position, results of operations, or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Multivitamins Product Line revenues and direct expenses for the period from January 1, 2001 to August 17, 2001 and the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

                                                      /s/  KPMG LLP

Philadelphia, Pennsylvania
March 1, 2002

                         THE MULTIVITAMINS PRODUCT LINE
                       (A PRODUCT LINE OF ASTRAZENECA LP)




                   STATEMENTS OF REVENUES AND DIRECT EXPENSES


             FOR THE PERIOD FROM JANUARY 1, 2001 TO AUGUST 17, 2001
                 AND THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         The Multivitamins Product Line

                       (A Product Line of AstraZeneca LP)

                   Statements of Revenues and Direct Expenses

                                 (In Thousands)


                                          For the period from
                                               January 1,          For the years ended
                                          2001 to August 17,          December 31,
                                                 2001             2000          1999
                                                 ----             ----          ----
Net sales                                       $24,559          $37,257      $32,258
Cost of goods sold                               13,373           17,400       16,164
                                                -------          -------      -------
Gross margin                                     11,186           19,857       16,094
Direct expenses:
Selling and other expenses                        1,017            2,849        1,364
Drug development expenses                           153                5           --
Amortization expense                                460              733          733
                                                -------          -------      -------
Excess of revenue over direct expenses          $ 9,556          $16,270      $13,997
                                                =======          =======      =======



     See accompanying notes to statements of revenues and direct expenses.

                         The Multivitamins Product Line

                       (A Product Line of AstraZeneca LP)

                          Notes to Financial Statements

                 August 17, 2001 and December 31, 2000 and 1999

                                 (In Thousands)


1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

         The Multivitamins Product Line is defined as the rights to market and sell the following products in the United States: MVI-12, MVI-Pediatric, Aquasol A and Aquasol E (collectively, the Multivitamins Product Line). The Multivitamins Product Line consists of vitamin supplements in intravenous solutions for adults and children. The Multivitamins Product Line is sold in the United States primarily to wholesalers and retailers.

         The Multivitamins Product Line is sold by AstraZeneca LP (AZLP), an indirect wholly owned subsidiary of AstraZeneca AB (formerly Astra AB). On April 5, 1999, Astra AB combined with Zeneca Group PLC to form the global entity AstraZeneca PLC (collectively, AstraZeneca). Prior to July 1, 1998, the Multivitamins Product Line was sold by Astra USA. As part of a reorganization, the net assets of Astra USA including the Multivitamins Product Line was contributed to Astra Pharmaceuticals LP (subsequently renamed AZLP). The contributed net assets of Astra USA were recorded by AZLP at predecessor basis.

         Effective August 18, 2001, NeoSan Pharmaceuticals, Inc., a wholly owned subsidiary of aaiPharma Inc., acquired the Multivitamins Product Line from AstraZeneca AB pursuant to an Asset Purchase Agreement dated July 25, 2001.

2.       BASIS OF PRESENTATION

         The accompanying historical financial statements present the revenues and direct expenses of the Multivitamins Product Line and do not purport to represent all the costs, expenses and resultant operating earnings associated with a stand-alone, separate company. AZLP did not account for the Multivitamins Product Line as a separate entity. Further, there was not a separate field sales force for the Multivitamins Product Line. Accordingly, the information included in the accompanying historical financial statements has been obtained from AZLP and AstraZeneca consolidated financial records, which in all material respects are in accordance with accounting principles generally accepted in the United States of America (US GAAP).

         AstraZeneca performs certain functions for the Multivitamins Product Line including, but not limited to, corporate management, field sales force, certain

                         The Multivitamins Product Line

                       (A Product Line of AstraZeneca LP)

                          Notes to Financial Statements

                 August 17, 2001 and December 31, 2000 and 1999

                                 (In Thousands)


         legal services, administration of insurance, treasury, information systems, finance department, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The costs of these corporate AstraZeneca services have not historically been allocated to its products, are not directly attributable or specifically identifiable to the Multivitamins Product Line, and therefore are not included in the accompanying financial statements. Income tax and interest expenses have not been included in the accompanying statements of revenue and direct expenses, as these expenses are not specifically identifiable to the Multivitamins Product Line.

         Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track asset and liability receipts and payments on a product specific basis. Given these constraints, and the fact that only certain net assets of the Multivitamins Product Line were sold, statements of financial position and cash flows have not been prepared.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         REVENUE RECOGNITION

         Sales are generally recognized when the product is received by the customer. Net sales include gross sales less estimated product specific sales returns, cash discounts, chargebacks and certain other customer discounts.

         REBATE COSTS

         Rebate costs, which are recorded as a reduction of sales, include estimated amounts for price rebate programs, chargebacks from wholesalers, and certain other sales related items. These costs are based primarily on volume purchases, the attainment of market share levels and wholesaler credits. Provision for these estimated costs are recorded at the time of sale and are periodically adjusted to reflect actual experience.

                         The Multivitamins Product Line

                       (A Product Line of AstraZeneca LP)

                          Notes to Financial Statements

                 August 17, 2001 and December 31, 2000 and 1999

                                 (In Thousands)


         PRODUCT RETURNS

         AstraZeneca's customers can return product from three months prior to expiration until twelve months after expiration. In accordance with Statement of Financial Accounting Standards No. 48, Revenue Recognition When Right of Return Exists, a provision for these estimated costs is recorded at the time of sale and is periodically adjusted to reflect actual experience. These costs are recorded as a reduction to sales.

         COST OF GOODS SOLD

         The cost of goods sold in the accompanying statements of revenues and direct expenses include the direct manufacturing costs from the AstraZeneca production facilities for all periods presented.

         SELLING AND OTHER EXPENSES

         Selling and other expenses include costs that can be directly attributable to the Multivitamins Product Line. As discussed in note 2, no allocations have been made for indirect administrative costs or sales force efforts of AstraZeneca.

         DRUG DEVELOPMENT EXPENSES

         Drug development expenses, which primarily consist of Phase IV clinical trials, are expensed as incurred.

         AMORTIZATION EXPENSE

         Patents, registrations and trademark costs are amortized using the straight-line method over the estimated useful life of the Multivitamins Product Line (15 years).

                         The Multivitamins Product Line

                       (A Product Line of AstraZeneca LP)

                          Notes to Financial Statements

                 August 17, 2001 and December 31, 2000 and 1999

                                 (In Thousands)



         USE OF ESTIMATES

         The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct expenses and accompanying disclosures. Some of the more significant estimates include product returns and rebate costs. Actual results could differ from these estimates. Also as discussed in Note 2, these financial statements are not necessarily indicative of the costs and expenses that would have resulted if the Multivitamins Product Line had been operated as a separate entity.

4.       SETTLEMENT

         Astra AB acquired the rights to market and sell the Multivitamins Product Line including the patents, registrations and trademark from Rhone-Poulenc Rorer Pharmaceuticals Inc. (RPR). During February 1998, AstraZeneca commenced litigation against RPR and the third party asserting various claims and seeking damages for supply problems encountered from these parties. In October 1999, RPR and a third party entered into a confidential settlement agreement with AstraZeneca. The settlement amount is not reflected in the accompanying statements of revenues and direct expenses as the amount reflects recoupment of damages incurred for periods from 1996 through 1998 and do not represent direct revenues of the Multivitamins Product Line for the periods presented.

5.       CONCENTRATION OF CREDIT RISK

         Sales of Multivitamins are primarily attributable to four U.S. pharmaceutical wholesalers. Sales to these four customers account for 90%, 93% and 90% of net sales for the period from January 1, 2001 to August 17, 2001 and for the years ended December 31, 2000 and 1999, respectively.

                         The Multivitamins Product Line

                       (A Product Line of AstraZeneca LP)

                          Notes to Financial Statements

                 August 17, 2001 and December 31, 2000 and 1999

                                 (In Thousands)



6.       CONTINGENCIES

         In May 2000, the Food and Drug Administration ordered all manufacturers of parenteral multivitamins, including the Multivitamins Product Line, to reformulate their products to include Vitamin K as well as higher doses of certain other vitamins. Prior to the disposition as described in note 1, AstraZeneca was in the process of reformulating the Multivitamins Product Line.

         In the normal course of business, AstraZeneca is involved in various legal proceedings including product liability and regulatory investigations. To the extent these contingencies relate to the Multivitamins Product Line, AstraZeneca does not expect these matters to have a materially adverse effect on the Multivitamins Product Line's product contribution.

(b) Unaudited Pro Forma Financial Information

                                 aaiPharma Inc.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2001
                                 (IN THOUSANDS)


                                                                    Actual         Adjustments       Pro Forma
                                                                    ------         -----------       ---------
ASSETS
Current assets:
    Cash and cash equivalents                                     $   1,993       $      --          $   1,993
    Accounts receivable, net                                         34,433              --             34,433
    Work-in-progress                                                 11,827              --             11,827
    Inventories                                                       2,805           3,690(1)           6,495
    Prepaid and other current assets                                  9,456           1,148(2)          10,604
                                                                  ---------       ---------          ---------
        Total current assets                                         60,514           4,838             65,352
Property and equipment, net                                          37,759              --             37,759
Goodwill and other intangibles, net                                  10,160          51,180(3)          61,340
Other assets                                                          3,065           4,975(2)           8,040
                                                                  ---------       ---------          ---------
        Total assets                                              $ 111,498       $  60,993          $ 172,491
                                                                  =========       =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current maturities of long-term debt and short-term debt      $  15,553       $  (1,202)(4)      $  14,351
    Accounts payable                                                  7,601              --              7,601
    Customer advances                                                12,048              --             12,048
    Accrued wages and benefits                                        3,279              --              3,279
    Other accrued liabilities                                         3,580           2,195(5)           5,775
                                                                  ---------       ---------          ---------
        Total current liabilities                                    42,061             993             43,054
Long-term debt, less current portion                                    238          60,000(4)          60,238
New senior subordinated notes
Other liabilities                                                     1,009              --              1,009

Stockholders equity:
    Common stock                                                         18              --                 18
    Paid-in capital                                                  71,476              --             71,476
    Retained earnings (accumulated deficit)                            (832)             --               (832)
    Accumulated other comprehensive losses                           (2,472)             --             (2,472)
                                                                  ---------       ---------          ---------
        Total stockholders equity                                    68,190              --             68,190
                                                                  ---------       ---------          ---------
        Total liabilities and stockholders equity                 $ 111,498       $  60,993          $ 172,491
                                                                  =========       =========          =========



           See Notes to Unaudited Pro Forma Consolidated Balance Sheet
                                 aaiPharma Inc.

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the inventory acquired as part of the M.V.I. and Aquasol product line acquisition.

(2) Reflects the current and long-term portion of total financing fees of $6.1 million for the acquisition of the M.V.I. and Aquasol product lines.

(3) Reflects the goodwill and intangible assets acquired with the M.V.I. and Aquasol product lines.

(4) Reflects borrowings of $60.0 million under the term loan to finance the acquisition and $1.2 million excess which reduced the revolving credit facility.

(5) Reflects the present value of guaranteed future payments under the acquisition agreement. Future contingent payments of $2.0 million and $43.5 million are potentially due in September 2003 and 2004, respectively, but are contingent upon certain obligations being completed by AstraZeneca, and have not yet been recorded as a liability on the Company's balance sheet.

                                 aaiPharma Inc.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         M.V.I. AND AQUASOL ACQUISITION
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                                 M.V.I. and
                                                                  Aquasol
                                                                  Results
                                                                  Prior to        Acquisition
                                                 Actual        Acquisition(a)     Adjustments         Pro Forma
                                                 ------        --------------     -----------         ---------
Net revenues                                   $ 104,245        $  37,257        $      --           $ 141,502
                                               ---------        ---------        ---------           ---------
Operating costs and expenses:
   Direct costs                                   50,955           17,400           (1,680)(1)          66,675
   Selling                                        11,891            2,854            3,211(2)           17,956

   General and administrative                     27,144              733            1,452(3)           29,329

   Direct pharmaceutical start-up costs               --               --               --                  --
   Research and development                       12,221               --               --              12,221
                                               ---------        ---------        ---------           ---------
                                                 102,211           20,987            2,983             126,181
                                               ---------        ---------        ---------           ---------
Income from operations                             2,034           16,270           (2,983)             15,321

Other income (expense):
   Interest, net                                  (2,134)              --           (6,583)(4)          (8,717)
   Other                                             218               --               --                 218
                                               ---------        ---------        ---------           ---------
                                                  (1,916)              --           (6,583)             (8,499)
                                               ---------        ---------        ---------           ---------
Income before income taxes                           118           16,270           (9,566)              6,822
Provision for income taxes                          (441)              --            2,682(5)            2,241
                                               ---------        ---------        ---------           ---------
Income before cumulative effect                      559           16,270          (12,248)              4,581

Cumulative effect adjustment, net of tax            (961)              --               --                (961)
                                               ---------        ---------        ---------           ---------
Net income                                     $    (402)       $  16,270        $ (12,248)          $   3,620
                                               =========        =========        =========           =========
EBITDA                                         $   9,287        $  16,270        $  (2,983)          $  22,574
                                               =========        =========        =========           =========


(a) Represents the historical results for the MVI and Aquasol product lines for 2000


      See Notes to Unaudited Pro Forma Consolidated Statement of Operations
                                 aaiPharma Inc.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         M.V.I. AND AQUASOL ACQUISITION
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                 (IN THOUSANDS)


                                                             M.V.I. and
                                                              Aquasol
                                                              Results
                                                              Prior to        Acquisition
                                               Actual      Acquisition(a)     Adjustments          Pro Forma
                                               ------      --------------     -----------          ---------
Net revenues                                  $ 60,081        $ 15,551          $     --           $ 75,632
                                              --------        --------          --------           --------

Operating costs and expenses:
   Direct costs                                 30,608           8,971            (2,410)(1)         37,169
   Selling                                       5,729           1,790               742(2)           8,261

   General and administrative                   14,125             368               544(3)          15,037

   Direct pharmaceutical start-up costs          1,681              --                --              1,681
   Research and development                      4,225              --                --              4,225
                                              --------        --------          --------           --------
                                                56,368          11,129            (1,124)            66,373
                                              --------        --------          --------           --------
Income from operations                           3,713           4,422             1,124              9,259

Other income (expense):
   Interest, net                                  (710)             --            (3,743)(4)         (4,453)
   Other                                          (687)             --                --               (687)
                                              --------        --------          --------           --------
                                                (1,397)             --            (3,743)            (5,140)
                                              --------        --------          --------           --------
Income before income taxes                       2,316           4,422            (2,619)             4,119
Provision for income taxes                         486              --               721(5)           1,207
                                              --------        --------          --------           --------

Net income                                    $  1,830        $  4,422          $ (3,340)          $  2,912
                                              ========        ========          ========           ========
EBITDA                                        $  7,301        $  4,422          $  1,124           $ 12,847
                                              ========        ========          ========           ========



(a) Represents the historical results for the MVI and Aquasol product lines for the six months ended June 30, 2001.


      See Notes to Unaudited Pro Forma Consolidated Statement of Operations
                                 aaiPharma Inc.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Assumes a gross margin of 58% to reflect costs pursuant to contractually determined manufacturing agreements.

(2) Assumes adjustments to selling expense to reflect the anticipated infrastructure necessary to provide support for the acquired product line.

(3) Assumes adjustments to general and administrative expenses to reflect additional overhead costs to support the acquired product line.

(4) Assumes an increase in interest expense based on the additional indebtedness incurred based on the actual interest rates for the assumed period of borrowing.

(5) Assumes a marginal tax rate of 40% on the incremental pro forma income before income taxes.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2002

                       aaiPharma Inc.


                       By:  /s/ William L. Ginna, Jr.
                            ----------------------------------------------
                            William L. Ginna, Jr.
                            Executive Vice President and Chief Financial Officer

                                  Exhibit Index


Exhibit                    Description
-------                    -----------
Exhibit 23.2               Consent of KPMG LLP




                                      II-2